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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: March 5, 1999
                        (Date of earliest event reported)



                                 FIRSTMARK CORP.
             (Exact Name of Registrant as Specified in its Charter)



            Maine                        0-20806                  01-0389195
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

                 P.O. Box 1398
               Richmond, Virginia                        23218
    (Address of Principal Executive Offices)          (Zip Code)



               Registrant's telephone number, including area code:
                                 (804) 648-9048




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Item 2.      Acquisition or Disposition of Assets.

         On March 5, 1999, Firstmark Corp. (the "Registrant") sold all of the issued and outstanding capital stock of Investors Southern Corporation ("ISC") (the "Transaction") pursuant to a Stock Purchase Agreement by and among the Registrant, Southern Capital Acquisition Corporation, a Virginia corporation ("SCAC"), ISC, and Southern Title Insurance Corporation, a Virginia insurance company ("STIC"), and Old Guard Group, Inc., a Pennsylvania corporation ("Old Guard"), dated as of December 2, 1998 (the "Stock Purchase Agreement").

         The Registrant is the parent company of SCAC, which owned all of the outstanding shares of the capital stock of ISC prior to the Transaction. ISC is a holding company and owns all of the outstanding shares of the capital stock of STIC, a title insurance company, as well as several other entities conducting activities related to the title insurance and settlement business. As a result of the Transaction, ISC and STIC, the Registrant's principal operating subsidiary, became wholly owned subsidiaries of Old Guard.

         The purchase price paid by Old Guard consists of two components: cash paid upon the consummation of the Transaction and a three year earn-out to be paid, if earned, in cash in 2000, 2001 and 2002. Upon the consummation of the Transaction, Old Guard paid to SCAC $6.75 million by wire transfer of immediately available funds. In addition, in 2000, 2001 and 2002, SCAC will receive additional cash payments based on the pre-tax net income of ISC and its subsidiaries, including STIC, for each of the fiscal years ending December 31, 1999, 2000 and 2001. Such earn-out payments will be paid in cash within 90 days following the end of each such fiscal year and will be in an amount equal to 25% of (i) the pre-tax net income of ISC and its subsidiaries, including STIC, for such fiscal year less (ii) the cumulative net loss of ISC and its subsidiaries during all such prior fiscal years.

         Pursuant to the Stock Purchase Agreement, Old Guard has agreed to continue to operate ISC and its subsidiaries in a manner that is consistent with past practice. In addition, Old Guard has agreed that, when determining ISC's pre-tax net income, it will not allocate against the revenues of ISC and its subsidiaries any liabilities or expenses that did not arise in the ordinary course of business. Finally, Old Guard has agreed that it will not transfer any of the business operations of ISC and its subsidiaries to itself or one of its own subsidiaries or sell, assign or otherwise transfer the business of ISC and its subsidiaries to a third party, whether by sale of assets or stock, merger or otherwise.

         Donald V. Cruickshanks, President, Chief Executive Officer and Chairman of the Board of the Registrant, will continue to serve as President and Chief Executive Officer of STIC.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)    Financial Statements of Businesses Acquired.

             Not applicable.

      (b)    Pro Forma Financial Information.

             The pro forma financial information required to be included in this report is not included herein pursuant to Item 7(b)(2) and will be filed as soon as possible.



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      (c)    Exhibits.

             2.1 Stock Purchase Agreement by and among the Registrant, Southern Capital Acquisition Corporation, a Virginia corporation, Investors Southern Corporation, a Virginia corporation, and Southern Title Insurance Corporation, a Virginia insurance company, and Old Guard Group, Inc., a Pennsylvania corporation, dated as of December 2, 1998, incorporated by reference to Appendix A to the Registrant's definitive Proxy Statement for its Special Meeting of Shareholders to be held on February 17, 1999, filed with the Commission on January 29, 1999.

             99.1    Press release issued by the Registrant on March 8, 1999.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FIRSTMARK CORP.
                                        (Registrant)



Date:  March 5, 1999                   By: /s/ Donald V. Cruickshanks
                                           -------------------------------------
                                           Donald V. Cruickshanks
                                           President and Chief Executive Officer




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                                  Exhibit Index
                                  -------------

Number             Document
------             --------

  2.1 Stock Purchase Agreement by and among the Registrant, Southern Capital Acquisition Corporation, a Virginia corporation, Investors Southern Corporation, a Virginia corporation, and Southern Title Insurance Corporation, a Virginia insurance company, and Old Guard Group, Inc., a Pennsylvania corporation, dated as of December 2, 1998, incorporated by reference to Appendix A to the Registrant's definitive Proxy Statement for its Special Meeting of Shareholders to be held on February 17, 1999, filed with the Commission on January 29, 1999.

 99.1       Press release issued by the Registrant on March 8, 1999.